                                                         Exhibit 10.6


                             FIRST AMENDMENT TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          This First Amendment to Second Amended and Restated Credit Agreement, dated as of March 22, 1996 (this "Amendment"), is made by and between Michael Baker Corporation (the "Company"), Michael Baker Jr., Inc., Baker Engineering NY, Inc., Baker Engineering, Inc., Baker Environmental, Inc., Baker/MO Services, Inc., Baker Support Services, Inc., Baker/Mellon Stuart Construction, Inc., Baker Heavy & Highway, Inc., Mellon Stuart Building Services, Inc., Mellon Stuart Construction International, Inc., Baker/OTS, Inc., Baker Construction, Inc. (a/k/a Michael Baker Construction, Inc.) and Vermont General Insurance Company (collectively, the "Borrowers"), and Mellon Bank, N.A. (the "Bank"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Credit Agreement (as defined below).

                           PRELIMINARY STATEMENTS:
                           -----------------------

     1. The Borrowers and the Bank are parties to the Second Amended and Restated Credit Agreement dated as of April 13, 1995 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), under which the Bank provided the Company with a $17,500,000 revolving credit facility.

     2. The Bank has extended credit under the Credit Agreement evidenced by the Revolving Credit Note dated as of April 13, 1995 (the "Existing Note") made by the Borrowers in favor of the Bank in the original principal amount of $17,500,000.

     3. The Borrowers and the Bank desire to amend and restate the Existing Note to, among other things, (i) increase the maximum commitment to $25,000,000 and (ii) extend the maturity date to May 31, 1998.

      4. The Borrowers and the Bank desire to amend the Credit Agreement to, among other things, (i) reflect the amendments to the Existing Note, (ii) increase the maximum facility to $25,000,000, (iii) modify the interest rates and fees applicable under the Credit Agreement, (iv) continue to provide Michael Baker Jr., Inc. with a corporate credit card line and (v) modify certain financial covenants, on the terms and subject to the conditions of this Amendment.

                           AGREEMENT:
                           ----------

      The Borrowers and the Bank agree that the following terms and conditions apply to this Amendment:

      1.  AMENDMENTS TO CREDIT AGREEMENT
          ------------------------------

      On the date this Amendment becomes effective, after satisfaction by the Company of each of the conditions set forth in Section 4 of this Amendment (the "Closing Date"), the Credit Agreement is amended as follows:

      1.1 Section 1.01 of the Credit Agreement is amended by adding the definitions of "Credit Card Line" and "Credit Card Line Amount" after the definition of "Corresponding Source of Funds" as follows:

            "Credit Card Line" shall have the meaning assigned to such term in Section 2.01 of this Agreement.

            "Credit Card Line Amount" shall have the meaning assigned to such term in Section 2.01 of this Agreement.

       1.2 Section 1.01 of the Credit Agreement is amended by deleting the definition of "Maturity Date" and replacing it as follows:

            "Maturity Date" shall mean May 31, 1998.

       1.3 Section 1.01 of the Credit Agreement is amended by adding the definition of "Sale/Lease-Back Arrangements" after the definition of "Rollover Loan" as follows:

            "Sale/Lease-Back Arrangements" shall mean those certain sale and lease-back arrangements with respect to certain of the Borrowers' computer and related equipment purchased throughout any fiscal year and sold to a financial institution to create an operating lease.

       1.4 Section 2.01 of the Credit Agreement is amended by deleting the first paragraph of such section and replacing it as follows:

       The Bank hereby establishes a credit (the "Commitment") in favor of the Borrowers equal to a Commitment of $25,000,000. Subject to the terms and conditions hereof, the Bank agrees to make loans (the "Revolving Credit Loans") to the Borrowers on any Business Day, at any time or from time to time prior to the Maturity Date in an aggregate principal amount not exceeding the Commitment; provided, however, that the sum of all Loans outstanding at any one time, including any reimbursement obligations arising from draws on Letters of Credit, plus the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus the Credit Card Line Amount shall not exceed the Commitment at such time. If, at any time, an excess shall for any reason exist, the Borrowers shall forthwith repay to the Bank, in funds immediately available, the amount of such excess, together with all interest accrued on the amount so repaid.

      1.5 Section 2.01 of the Credit Agreement is further amended by adding the following paragraph to the end of such section as follows:

            Subject to the terms and conditions of this Agreement, the Bank agrees to make available for the account of Michael Baker Jr., Inc. a corporate credit card line (the "Credit
       Card Line"), up to a maximum outstanding amount of $4,000 (as the same may be reduced as described below, the "Credit Card Line Amount"); provided, however, that on any date on which Michael Baker Jr., Inc. utilizes the Credit Card Line, and after giving effect to such extension of credit by the Bank, the sum of all Loans outstanding at any such time (including any reimbursement obligations arising from draws on Letters of Credit, plus the aggregate undrawn amount of all outstanding Letters of Credit at such time), plus the Credit Card Line Amount shall not exceed the Commitment at such time. If, at any time, an excess shall for any reason exist, the Borrowers shall forthwith repay to the Bank, in funds immediately available, the amount of such excess, together with all interest accrued on the amount so repaid. The Credit Card Line shall be governed by, and shall be subject to the terms and conditions of, the Bank's Master Card and Business Card Agreement, a copy of which has been provided by the Bank to Michael Baker Jr., Inc. At the written request of Michael Baker Jr., Inc., the Credit Card Line Amount shall be permanently reduced in increments of $1,000; provided, however, that in no event shall the Credit Card Line Amount be reduced to an amount less than the outstanding principal balance of the Credit Card Line at such time.

       1.6 Section 2.02(a) of the Credit Agreement is amended by deleting the first sentence of such section and replacing it as follows:

       At the request of any Borrower (which shall be made at least five (5) Business Days prior to the date, which shall be a Business Day, on which such Letter of Credit is proposed to be issued), and pursuant to an Application duly executed by the applicable Borrower, one or more Standby Letters of Credit will be issued by the Bank for the account of the Borrowers in an aggregate face amount not exceeding an amount equal to the Bank's Commitment at such time minus the aggregate principal amount of all then outstanding Loans (including any reimbursement obligations arising from draws on the Letters of Credit plus the aggregate amount of all outstanding Letters of Credit, as the same may be changed from time to time by amendment or otherwise pursuant to the terms thereof) and minus the Credit Card Line Amount (the "Standby Letter of Credit Limit"). The aggregate undrawn amount of all outstanding Standby Letters of Credit, as the same may be changed from time to time by amendment or otherwise pursuant to the terms thereof, shall be charged against the Standby Letter of Credit Limit and against the Bank's Commitment.

       1.7 Section 2.02(b) of the Credit Agreement is amended by deleting the third sentence of such section and replacing it as follows:

       The Borrowers agree that upon the issuance of a Standby Letter of Credit, the Bank shall be paid a fee equal to 1.00% per annum based upon the amount of the Standby Letter of Credit issued; provided, however, that the Borrowers shall pay an annual minimum fee of $250 per annum if the fee of 1.00% per annum would result in an annual fee of less than $250.

       1.8 Section 2.05(a)(i) of the Credit Agreement is amended by deleting the first paragraph of such section and replacing it as follows:

       Interest shall accrue on Prime Rate Loans at a rate per annum for each day equal to the Prime Rate plus 0.25%.

       1.9 Section 2.05(a)(ii) of the Credit Agreement is amended by deleting the first paragraph of such section and replacing it as follows:

       Interest shall accrue on CD Rate Loans at a rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the CD Rate plus 2.50%.

        1.10 Section 2.05(a)(iii) of the Credit Agreement is amended by deleting the first paragraph of such section and replacing it as follows:

        Interest shall accrue on Euro-Rate Loans at a rate per annum (based on a year of 360 days and actual days elapsed) for each day at a rate equal to the Euro-Rate plus 2.50%.

        1.11 Section 2.05(a)(iv) of the Credit Agreement is amended by deleting the first paragraph of such section and replacing it as follows:

        Interest shall accrue on As-Offered Rate Loans at a rate per annum for each day equal to the As-Offered
        Rate plus 2.50%.

        1.12 Section 5.02(a) of the Credit Agreement is amended by deleting subsection (2) of such section in its entirety and replacing it as follows:

              (2) Liens arising as a result of the Sale/Lease-Back
        Arrangements.

        1.13 Section 5.02(d) of the Credit Agreement is amended by adding the following subsection (v) of such section as follows:

         and (v) sales of assets under the Sale/Lease-Back
         Arrangements.

        1.14 Section 5.02(e) of the Credit Agreement is amended by adding the following subsection (7) of such section as follows:

              (7) Investments with a cash purchase price of not more than $2,000,000 and a total purchase price (cash plus stock) of not more than $4,000,000 during the period from March 22, 1996 through May 31, 1998.

        1.15 Section 5.02(f) of the Credit Agreement is amended by adding the following subsection (i)(C) of such section as follows:

        and (C) may make aggregate dividends, distributions, or stock purchase of not more than $2,000,000 during the period from March 22, 1996 through May 31, 1998,

        1.16 Section 5.02(j) of the Credit Agreement is amended by deleting such section in its entirety and replacing it as follows:

              (j)  Maintenance of Minimum Consolidated Cash Flow
        Coverage Ratio. Permit as of the last day of any fiscal quarter of the Borrowers the Consolidated Cash Flow Coverage Ratio for the immediately preceding four fiscal quarters to be less than 1.2:1.

       1.17 Section 5.02(k) of the Credit Agreement is amended by deleting such section in its entirety and replacing it as follows:

            (k) Maintenance of Minimum Ratio of Consolidated Income From Operations to Consolidated Interest Expense. Permit as of the last day of any fiscal quarter of the Borrowers the ratio of Consolidated Income from Operations to Consolidated Interest Expense for the immediately preceding four fiscal quarters to be less than 5:1.

       1.18 Section 5.02(l) of the Credit Agreement is amended by deleting such section in its entirety and replacing it as follows:

             (l) Maintenance of Maximum Ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth. Permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to exceed 2.1:1 at any time.

       1.19 Section 5.02(m) of the Credit Agreement is amended by deleting such section in its entirety and replacing it as follows:

             (m) Consolidated Capital Expenditures. Permit Consolidated Capital Expenditures to exceed $4,500,000 in any fiscal year.

       1.20 Section 5.02(o) of the Credit Agreement is amended by deleting subsection (3) of such section in its entirety and replacing it as follows:

            (3) purchase money Indebtedness not in excess of $500,000 in the aggregate during the term of this Agreement incurred in connection with the purchase of property other than inventory, recourse for which is limited solely to the assets financed thereby;

       1.21 Section 5.02(o) of the Credit Agreement is further amended by adding the following subsection (6) to such section:

             (6) Indebtedness arising from the Sale/Lease-Back
        Arrangements.

       1.22 Section 5.02 of the Credit Agreement is amended by adding the following Section 5.02(p) to such section:

             (p) Minimum Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than $38,000,000 at any time during the period from December 31, 1995 through December 30, 1996, and to be less than $40,000,000 at any time thereafter.

       1.23 Section 5.03(a) of the Credit Agreement is amended by deleting subsection (ii) of such section in its entirety and replacing it as follows:

             (ii)  Additional Reports.  The Borrowers shall also furnish:

                 (1) within 90 days after the end of each fiscal year,
              consolidating financial statements prepared on a legal entity basis, including balance sheets, income statements and cash flow statements for the Company and each Subsidiary for such year;

                 (2) within 30 days after the end of each month, unaudited
              consolidated and consolidating financial statements prepared on an operating unit basis, including balance sheets, income statements and cash flow statements for the Company and each operating unit, for such month;

                 (3) within 20 days after the end of each month, a report
              containing an aged accounts receivable analysis and an aged accounts payable analysis for such months for each legal entity as of the end of such month; and

                 (4) within 30 days after the end of each month, a project
              status report and a backlog report for such month for the Company and each of its Subsidiaries as of the end of such month.

       2.  AMENDMENTS TO EXHIBITS AND OTHER LOAN DOCUMENTS
           -----------------------------------------------

       2.1 Amendments to Revolving Credit Note. On the Closing Date, the Existing Note is amended, restated and replaced in its entirety by the First Amended and Restated Revolving Credit Note dated as of the Closing Date (the "Amended Note") made by the Borrowers in favor of the Bank substantially in the form of Exhibit A to this Amendment, and Exhibit A to the Credit Agreement is replaced by Exhibit A to this Amendment.

      2.2 Amendments to Mortgages. On the Closing Date, each Open-End Mortgage and Security Agreement dated as of April 13, 1995 (collectively, the "Existing Mortgages"), made by the Company or Baker/Mellon Stuart Construction, Inc., as applicable, in favor of the Bank and relating to the Real Property is amended by a First Amendment to Open-End Mortgage and Security Agreement dated as of the Closing Date (each, a "Mortgage Amendment") made between the Company or Baker/Mellon Stuart Construction, Inc., as applicable, and the Bank substantially in the form of Exhibit B to this Amendment.

       3. REPRESENTATIONS AND WARRANTIES
          ------------------------------

        To induce the Bank to enter into this Amendment and to extend future credit under the Credit Agreement, as amended by this Amendment, each Borrower represents and warrants to the Bank that:

       3.1 Due Authorization; No Conflicts; Valid and Binding. The execution, delivery and performance of this Amendment, the Amended Note and the Mortgage Amendments, as applicable, are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any are required), and do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order, or (iii) its certificate of incorporation or by-laws, and do not and will not contravene or conflict with, or cause any lien to arise under any provision of any agreement or instrument binding upon the Company or upon any of its property. This Amendment, the Amended Note, the Mortgage Amendments, as applicable, and the Credit Agreement, as amended by this Amendment, are the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms.

        3.2 No Default; Representations and Warranties. As of the Closing Date, (i) no Event of Default or Potential Event of Default under the Credit Agreement, as amended by this Amendment, has occurred and is continuing or will result from the amendments set forth in this Amendment and (ii) the representations and warranties contained in the Credit Agreement are true and correct.

        3.3 Litigation. As of the Closing Date, except as previously disclosed to the Bank in writing, there is no litigation or governmental proceeding by or against any of the Borrowers or any Subsidiary that is pending or, to the knowledge of any of the Borrowers, threatened which, in the opinion of any of the Borrowers, involves any substantial risk of any material adverse effect on the financial condition or business of the total enterprise represented by the Borrowers or any Subsidiary on a consolidated basis. In addition, there are no inquiries, formal or informal, which might give rise to such actions, proceedings or investigations.

         4.  CONDITIONS TO EFFECTIVENESS
             ---------------------------

         The obligation of the Bank to make the amendments contemplated by this Amendment, and the effectiveness of such amendments, are subject to the following:

          4.1 Representations and Warranties. The representations and warranties contained in this Amendment are true and correct as of the Closing Date.

          4.2 Documents. The Bank must have received all of the following, each duly executed and dated as of the Closing Date (or such other date as is satisfactory to the Bank) in form and substance satisfactory to the Bank:

          (A) Amendment to Credit Agreement.  This Amendment.

          (B) Amended Note. The Amended Note, substantially in the form of Exhibit A to this Amendment.

          (C) Mortgage Amendments. The Mortgage Amendments, each substantially in the form of Exhibit B to this Amendment.

          (D) Title Company Documents. Date-down endorsements from the Title Company with respect to the Real Property covered by the Existing Mortgages, each adding the Amended Note to the Title Policy with only those exceptions permitted by the Bank.

          (E) Opinion of Counsel. An opinion of the Borrowers' legal counsel covering such matters as are satisfactory to the Bank and its counsel.

          (F) Secretary's Certificates. A certificate from the Secretary of each Borrower regarding (i) the incumbency of officers, (ii) resolutions authorizing this Amendment, the Amended Note and the Mortgage Amendments, as applicable, and (iii) no change in such Borrower's certificate of incorporation or by-laws since April 13, 1995.

          (G) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Amendment, the Amended Note, the Mortgage Amendments or any other document provided for under this Amendment.

          (H) Other.  Such other documents as the Bank may reasonably request.

           4.3 Facility Fee. The Bank must have received a one-time facility fee of $31,250 from the Borrowers on the Closing Date.

           5.  MISCELLANEOUS
               -------------

           5.1 Captions. The preliminary statements to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only, and do not affect the construction of this Amendment.

           5.2 Governing Law; Severability. THIS AMENDMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Wherever possible, each provision of this Amendment must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision is ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

           5.3 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart is deemed to be an original, but all such counterparts together constitute but one and the same Amendment.

          5.4 Successors and Assigns. This Amendment is binding upon each Borrower and the Bank and their respective successors and assigns, and inures to the sole benefit of each Borrower and the Bank and their successors and assigns. No Borrower has the right to assign its rights or delegate its duties under this Amendment.

           5.5 References. From and after the Closing Date, each reference in the Credit Agreement, the Existing Note or the Existing Mortgages to "this Agreement," "this Note," "this Mortgage," "hereunder," "hereof," "herein," or words of like import, and each reference in any other Loan Document to the Credit Agreement, the Existing Note, the Existing Mortgages or to any term, condition or provision contained "thereunder," "thereof," "therein," or words of like import, mean, and are a reference to, the Credit Agreement, the Existing Note or the Existing Mortgages (or such term, condition or provision, as applicable) as amended, supplemented or otherwise modified by this Amendment, the Amended Note or the Mortgage Amendments, as applicable.

            5.6 Continued Effectiveness. Notwithstanding anything contained in this Amendment, the terms of this Amendment, the Amended Note or the Mortgage Amendments are not intended to, and do not serve to, effect a novation as to the Credit Agreement, the Existing Note or the Existing Mortgages. Each Borrower and the Bank expressly do not intend to extinguish the Credit Agreement, the Existing Note or the Existing Mortgages. Instead, it is the express intention of each Borrower and the Bank to reaffirm the indebtedness created under the Credit Agreement, which is evidenced by the Existing Note and secured in part by the Existing Mortgages. The Credit Agreement, as amended by this Amendment, the Existing Note, as amended and restated by the Amended Note, and the Existing Mortgages, each as amended by the Mortgage Amendments, remain in full force and effect, and their terms and provisions are ratified and confirmed by the Borrowers.

            5.7 Costs, Expenses and Taxes. Each Borrower affirms and acknowledges that Section 7.02 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated under this Amendment.

                               *   *   *

       Delivered at Pittsburgh, Pennsylvania, as of the day and year first above written.

ATTEST                             MICHAEL BAKER CORPORATION


/s/ H. James McKnight                   /s/ J. Robert White
--------------------------         By: ---------------------------

Title:  Secretary                  Title:  Chief Financial Officer
--------------------------         --------------------------------


                                   MICHAEL BAKER JR., INC.


                                   By: /s/ J. Robert White
                                   -------------------------------
                                   Title:  Chief Financial Officer
                                   --------------------------------



                                   BAKER ENGINEERING NY, INC.


                                   By: /s/ J. Robert White
                                   -------------------------------

                                   Title:  Chief Financial Officer
                                   -------------------------------



                                   BAKER ENGINEERING, INC.


                                   By: /s/ J. Robert White
                                   ------------------------------

                                   Title:  Chief Financial Officer
                                   -------------------------------


                                   BAKER ENVIRONMENTAL, INC.


                                   By: /s/ J. Robert White
                                   -------------------------------
                                   Title:  Chief Financial Officer
                                   --------------------------------

                                   BAKER/MO SERVICES, INC.


                                   By: /s/ J. Robert White
                                   --------------------------------

                                   Title:  Chief Financial Officer
                                   --------------------------------



                                   BAKER SUPPORT SERVICES, INC.


                                   By: /s/ J. Robert White
                                   ------------------------------

                                   Title:  Chief Financial Officer
                                   -------------------------------


                                   BAKER/MELLON STUART
                                    CONSTRUCTION, INC.


                                   By: /s/ J. Robert White
                                   --------------------------------

                                   Title:   Chief Financial Officer
                                   --------------------------------


                                   BAKER HEAVY & HIGHWAY, INC.


                                   By: /s/ J. Robert White
                                   -------------------------------

                                   Title:  Chief Financial Officer
                                   -------------------------------



                                   MELLON STUART BUILDING
                                    SERVICES, INC.

                                   By: /s/ J. Robert White
                                   -------------------------------

                                   Title:  Chief Financial Officer
                                   -------------------------------

                                   MELLON STUART CONSTRUCTION
                                    INTERNATIONAL, INC.


                                   By: /s/ J. Robert White
                                   -------------------------------

                                   Title:  Chief Financial Officer
                                   -------------------------------


                                   BAKER/OTS, INC.


                                   By: /s/ J. Robert White
                                   -------------------------------

                                   Title: Chief Financial Officer
                                   -------------------------------


                                   BAKER CONSTRUCTION, INC.


                                   By: /s/ J. Robert White
                                   -------------------------------

                                   Title:  Chief Financial Officer
                                   -------------------------------


                                   VERMONT GENERAL INSURANCE
                                     COMPANY


                                   By: /s/ J. Robert White
                                   -------------------------------

                                   Title:  Chief Financial Officer
                                   -------------------------------


                                   MELLON BANK, N.A.


                                   By: /s/ Gary A. Saul
                                   ------------------------------

                                   Title:  Vice President
                                   -----------------------------